Exhibit 10.1

EXECUTION VERSION

REPURCHASE AGREEMENT

This REPURCHASE AGREEMENT (this “Agreement”) is entered into as of February 26, 2012, by and between FBL Financial Group, Inc., an Iowa corporation (the “Company”), and the Iowa Farm Bureau Federation, an Iowa corporation (“Seller”).

R E C I T A L S:

WHEREAS, the Company intends, but has not made any public announcement of such intention, to conduct a public self-tender offer for up to $140,000,000 of shares of the Company’s Class A Common Stock, without par value (the “Common Shares”), at a purchase price per share not greater than $35.00 nor less than $33.00, pursuant to the terms and conditions set forth in the related Offer to Purchase, as such price, terms and conditions may be amended from time to time (the “Tender Offer”);

WHEREAS, as of the date hereof, Seller owns 15,398,974 outstanding Common Shares (the “Seller Owned Shares”) and 761,855 outstanding shares of the Company’s Class B Common Stock, without par value (the “Class B Shares”); and

WHEREAS, on the terms and subject to the conditions of this Agreement, the Company desires to repurchase up to 1,000,000 Seller Owned Shares from Seller, as may be adjusted downward in accordance with this Agreement (the “Seller Shares”), and Seller desires to have repurchased by the Company, all of the Seller Shares for the consideration set forth below.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Company and Seller hereby agree as follows:

ARTICLE I

REPURCHASE OF THE SHARES

1.1                              Repurchase.  At the Closing (as hereinafter defined), upon the terms and subject to the conditions of this Agreement, Seller will sell, transfer, convey, assign and deliver to the Company, and the Company will purchase, acquire and accept from Seller, in each case, in accordance with the Iowa Business Corporation Act (the “Act”), the Seller Shares, free and clear of any and all Liens (as hereinafter defined) excluding Permitted Liens (as hereinafter defined).

1.2                              Closing.  The closing of the repurchase of the Seller Shares under this Agreement (the “Closing”) shall take place on the eleventh business day following expiration of the Tender Offer at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, NY.  At the Closing, (i) the Company shall (a) pay to Seller, by Federal Funds wire transfer to the account specified in writing by Seller, an amount equal to the product of (x) the per share purchase price paid by the Company for each Common Share pursuant to the Tender Offer (the “Purchase Price”), and (y) the number of Seller Shares, net of any applicable withholding taxes, and after taking into account the following proviso; provided, that in the event that the number of Common Shares purchased in the Tender Offer is less than the maximum number of Common Shares that could be purchased in the Tender Offer at the Purchase Price, the number of Seller Shares sold pursuant to this Agreement hereto shall automatically be reduced, by multiplying the number of Seller Shares by a fraction, the numerator of which is the number of Common Shares purchased pursuant to the Tender Offer and the denominator of which is the maximum number of Common Shares that could be purchased at the Purchase Price pursuant to the terms of the Tender Offer (and rounding such result to the nearest whole Common Share), and (b) Seller shall deliver to the Company certificate(s) representing the Seller Shares being purchased hereunder duly endorsed for transfer or accompanied by an appropriate share transfer instrument duly executed in blank, and  to the extent Seller delivers to the Company certificate(s) representing a number of Common Shares in excess of the Seller Shares, duly issued new certificate(s) representing a number of Common Shares equal to the difference between the number of Common Shares represented by the Company certificate(s) and the Seller Shares shall be delivered to the Seller.  For the avoidance of doubt, in no event shall the aggregate purchase price paid by the Company pursuant to this Agreement exceed $35,000,000.

1.3                               Transfer Taxes.  The Company will pay, and will indemnify and hold harmless Seller from and against, any and all stamp taxes, stock transfer taxes or other similar taxes, and any and all penalties, additions to tax and interest attributable to any such taxes, imposed on the repurchase of the Seller Shares (collectively, the “Transfer Taxes”), and any and all costs and expenses with respect to the Transfer Taxes.  The Company will prepare and timely file all necessary tax returns and other documentation with respect to the Transfer Taxes and shall timely pay the Transfer Taxes to the applicable taxing authorities.  Upon Seller’s written request, the Company shall promptly provide to Seller copies of all tax returns and other documentation that have been filed with respect to the Transfer Taxes.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Seller as follows:

2.1                              Organization.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Iowa.

2.2                              Authorization.  The Company has the right, power, capacity (legal or otherwise) to execute and deliver this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Company’s board of directors and all other necessary corporate action by the Company and no other corporate actions on the part of the Company are necessary to authorize, execute and deliver this Agreement or to consummate the transactions contemplated hereby.

2.3                              Validity.  This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

2.4                              No Violation.  The execution, delivery and performance by the Company of this Agreement do not, and the consummation by the Company of the transactions contemplated hereby will not: (i) violate or conflict with any provision of the Company’s Restated Articles of Incorporation, as amended, or Second Restated Bylaws, as amended (the “Bylaws” and together with the Restated Articles of Incorporation, the “Organizational Documents”); (ii) violate any provision of any statute, law, code, ordinance, treaty, policy, judgment, order, injunction, decree, rule, consent, writ, determination, arbitration award, rule or regulation, including the solvency requirements of the Act (collectively, “Laws”) of or by any federal, state, foreign or other governmental or public body, agency or authority, or subdivision thereof, instrumentality, subdivision, court, administrative agency, commission, official or other authority of the United States or any other country or any state, province, prefect, municipality, locality or other government or political subdivision thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority (collectively, “Governmental or Regulatory Entity”), applicable to the Company or any of its properties or assets; or (iii) violate, conflict with, result in a breach of or the loss of any benefit under, constitute (with due notice or lapse of time or both) a default under, result in the termination of or a right of termination or cancellation under, result in the creation of a Lien upon the assets of the Company under, or accelerate the performance required by or rights or obligations under, any of the terms, conditions or provisions of any contract, note, bond, lease, loan agreement, mortgage, security agreement, indenture, deed or trust, license, agreement or instrument to which the Company is a party or by which it is bound or to which any of its properties, assets or business is subject.

2.5                              Approvals or Consents.  No consents, authorizations, waivers, filings, registrations or approvals are required in connection with the execution and delivery of this Agreement by the Company, the consummation of the transactions contemplated hereby or the performance by the Company of its obligations hereunder.

2.6                              No Other Representations or Warranties.  Except for the representations and warranties contained in this Agreement, neither the Company nor any other person on behalf of the Company makes any other express or implied representation or warranty with respect to the Company or any of its subsidiaries or with respect to any other information provided by or on behalf of the Company.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents to the Company as follows:

3.1                              Organization.  Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Iowa.

3.2                              Ownership of Seller Owned Shares.  Seller is the sole record, legal and beneficial owner of the Seller Owned Shares.  There are no (i) securities convertible into or exchangeable for any of the Seller Owned Shares other than Class B Shares owned by Seller; (ii) options, warrants or other rights to purchase or subscribe for any of the Seller Owned Shares;

or (iii) contracts, commitments, agreements, understandings or arrangements of any kind (contingent or otherwise) relating to the issuance, sale or transfer of any of the Seller Owned Shares, other than the Restated Stockholders’ Agreement Regarding Management and Transfer of Shares of Class B Common Stock of FBL Financial Group, Inc., effective as of March 31, 2004, by and among the Company, Seller and certain stockholders of the Company (the “Stockholders’ Agreement”).

3.3                              Title.  Seller has, and the Company will receive, good and marketable title to the Seller Shares, free and clear of any and all liens, security interests, mortgages, rights of first refusal, agreements, limitation on voting rights, restrictions, levies, claims, pledges, equities, options, contracts, assessments, conditional sale agreements, charges and other encumbrances or interests of any nature whatsoever, including, without limitation, voting trusts or agreements or proxies (collectively, “Liens”) excluding any Liens created by the Company, the Organizational Documents, the Stockholders’ Agreement or applicable securities Laws (“Permitted Liens”).

3.4                              Authorization.  Seller has the right, power, capacity (legal or otherwise) and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary organizational action by Seller and no other organizational actions on the part of Seller are necessary to authorize, execute and deliver this Agreement or to consummate the transactions contemplated hereby.

3.5                              Validity.  This Agreement has been duly and validly executed and delivered by Seller and constitutes a valid and binding obligation of Seller, enforceable against it in accordance with its terms.

3.6                              No Violation.  The execution, delivery and performance by Seller of this Agreement does not, and the consummation by Seller of the transactions contemplated hereby will not, (i) violate or conflict with any provision of Seller’s certificate of incorporation, by-laws or any other organizational documents; (ii) violate any provision of any Laws of or by any Governmental or Regulatory Entity applicable to Seller or any of its properties or assets; or (iii) violate, conflict with, result in a breach of or the loss of any benefit under, constitute (with due notice or lapse of time or both) a default under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by or rights or obligations under, any of the terms, conditions or provisions of any contract, note, bond, lease, loan agreement, mortgage, security agreement, indenture, deed or trust, license, agreement (including, without limitation, the Stockholders’ Agreement) or instrument to which Seller or any of its affiliates is a party or by which it or any of its affiliates is bound or to which any of its or its affiliates’ properties, assets or business is subject.

3.7                              Approvals and Consents.  No consents, authorizations, waivers, filings, registrations or approvals that have not been previously obtained are required in connection with the execution and delivery of this Agreement by Seller, the consummation of the transactions contemplated hereby or the performance by Seller of its obligations hereunder.

3.8                              Information Concerning the Company.  Seller acknowledges that the Company may be in possession of material non-public information about the Company and its subsidiaries not known to Seller and hereby waives any and all claims and causes of action now or hereafter arising against the Company based upon or relating to any alleged non-disclosure of such information and further covenants not to assert any claims against or to sue the Company or any of its directors, officers, employees, partners, agents or affiliates for any loss, damage or liability arising from or relating to its offer and sale of the Seller Shares pursuant to this Agreement arising out of, based upon or in connection with any alleged non-disclosure of such information.  It is understood and agreed that neither the Company nor Seller makes any representation or warranty to the other whatsoever with respect to the business, condition (financial or otherwise), properties, prospects, creditworthiness, status or affairs of the Company or any of its subsidiaries, or with respect to the value of the Seller Shares.

3.9                              No Brokers or Finders.  Seller has not retained, employed or used any broker or finder that is entitled to any fee or commission from the Company or any of its subsidiaries in connection with the transactions provided for herein or in connection with the negotiation thereof.

ARTICLE IV

CONDITIONS TO THE COMPANY’S OBLIGATIONS

4.1                              Conditions to the Company’s Obligations.  The obligations of the Company under Section 1.2 to purchase the Seller Shares from Seller are subject to fulfillment as of the Closing of each of the following conditions unless waived by the Company in accordance with Section 7.6:

(a)                                 Representations and Warranties.  The representations and warranties of Seller contained in Article III of this Agreement shall be true and correct as of the date of this Agreement and as of the date of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

(b)                                 Performance.  Seller shall have performed and complied in all material respects with all agreements and covenants contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

(c)                                  Delivery of Certificates.  Seller shall have delivered to the Company all of the Company certificate(s) representing the Seller Shares, along with all stock powers, assignments or any other documents, instruments or certificates necessary for a valid transfer of the Seller Shares.

(d)                                 Tender Offer.  The Tender Offer shall have expired and the Company shall have purchased Common Shares in the Tender Offer in accordance with the terms thereof.

(e)                                  Further Assurances.  No Governmental or Regulatory Entity shall have advised or notified the Company that the consummation of the transactions contemplated hereunder would constitute a violation of any applicable laws or regulations, which notification or advice shall not have been withdrawn after the exhaustion of the Company’s good faith efforts to cause such withdrawal.

ARTICLE V

CONDITIONS TO SELLER’S OBLIGATIONS

5.1                              Conditions to Seller’s Obligations.  The obligations of Seller under Section 1.2 to sell the Seller Shares are subject to fulfillment as of the Closing of each of the following conditions unless waived by Seller in accordance with Section 7.6:

(a)                                 Representations and Warranties.  The representations and warranties of the Company contained in Article II of this Agreement shall be true and correct as of the date of this Agreement and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

(b)                                 Performance.  The Company shall have performed and complied in all material respects with all agreements and covenants contained in this Agreement that are required to be performed or complied with by it on or before the date of the Closing.

(c)                                  Tender Offer.  The Tender Offer shall have expired and the Company shall have purchased Common Shares in the Tender Offer in accordance with the terms thereof.

(d)                                 Further Assurances.  No Governmental or Regulatory Entity shall have advised or notified Seller that the consummation of the transactions contemplated hereunder would constitute a violation of any applicable laws or regulations, which notification or advice shall not have been withdrawn after the exhaustion of Seller’s good faith efforts to cause such withdrawal.

ARTICLE VI

COVENANTS

6.1                              No Participation in Tender Offer.  Seller agrees that it will not tender any of its Common Shares pursuant to the Tender Offer.

6.2                              No Purchase of Common Shares.  From the date of this Agreement until the Closing, subject to earlier termination of this Agreement pursuant to Section 7.1, Seller agrees that it will not, directly or indirectly, purchase any Common Shares.

6.3                              No Sale of Common Shares.  Except as contemplated hereunder, from the date of this Agreement until the Closing, subject to earlier termination of this Agreement pursuant to Section 7.1, Seller agrees that it will not, directly or indirectly, sell any Common Shares.

ARTICLE VII

MISCELLANEOUS

7.1                              Termination.  This Agreement shall terminate if the purchase of Common Shares by the Company pursuant to the Tender Offer is not consummated by May 31, 2012 or upon a termination (including expiration) of the Tender Offer pursuant to which the Company did not purchase any Common Shares.  Upon termination of this Agreement pursuant to this Section 7.1, none of the parties hereto shall have any liability hereunder.

7.2                              Expenses.  The Company and Seller shall each bear their own expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby.

7.3                              Further Assurance.  From time to time, at the Company’s request and without further consideration, Seller will execute and deliver to the Company such documents and take such other action as the Company may reasonably request in order to consummate the transactions contemplated hereby.  From time to time, at Seller’s request and without further consideration, the Company will execute and deliver to Seller such documents and take such other action as Seller may reasonably request in order to consummate the transactions contemplated hereby.

7.4                              Specific Performance.  Nothing herein shall be construed to prevent the Company or Seller from enforcing, by legal action or otherwise, the terms of this Agreement.  The Company and Seller hereby declare that it is impossible to measure in money the damages which will accrue to either party or to such party’s successors or permitted assignees by reason of a failure to perform any of the obligations under this Agreement and agree that either party or its successors or permitted assignees shall be entitled to a decree of specific performance of the terms of this Agreement, which right will be in addition to any other remedies available to such party or its successors or permitted assignees.  If the Company or Seller or such party’s successors or permitted assignees institute any action or proceeding to specifically enforce the provisions hereof, any party against whom such action or proceeding is brought hereby waives the claim or defense therein that such party or its successors or permitted assignees has an adequate remedy at law, and such party or its successors or permitted assignees shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.

7.5                              No Third-Party Beneficiaries.  This Agreement is for the sole benefit of the Company and Seller and their respective successors and permitted assignees and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

7.6                              Delays or Omissions.  It is agreed that no delay or omission to exercise any right, power or remedy accruing to either party upon any breach or default of the other party hereto shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  It is further agreed that any waiver, permit, consent or approval of any kind or character of any breach or default under this Agreement, or any waiver of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing, and that all remedies, either under this Agreement, by law or otherwise, shall be cumulative and not alternative.

7.7                              Notices.  All notices and other communications required hereunder shall be in writing and delivered personally, delivered by a recognized next-day courier service or mailed by registered or certified mail.  All such notices and communications shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(a)                                 if to the Company, to:

FBL Financial Group, Inc.
5400 University Avenue
West Des Moines, IA  50266
Attention: David McNeill, General Counsel

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, NY 10036

Attention: Todd Freed

Richard Grossman

(b)                                if to Seller, to

                                               Iowa Farm Bureau Federation
5400 University Avenue
West Des Moines, IA  50266
Attention:  Edward Parker, General Counsel

7.8                              Entire Agreement; Amendments.  This Agreement contains the entire understanding of the parties relating to the subject matter hereof and supersedes all prior agreements and understandings (oral or written) between the parties with respect thereto, other than the Stockholders’ Agreement.  This Agreement may be amended only by a written instrument duly signed by the Company and Seller.

7.9                              Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the Company and Seller and their respective successors and permitted assignees.

7.10                       Assignment.  Neither the Company nor Seller shall transfer or assign this Agreement or any of its rights, interests, or obligations hereunder, in whole or in part, whether voluntarily, by operation of law or otherwise, without the prior written approval of the other party.

7.11                       Headings.  The article and section headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of any provision of this Agreement.

7.12                       Severability.  The invalidity of any term or terms of this Agreement will not affect any other term of this Agreement, which will remain in full force and effect.

7.13                       Governing Law, Jurisdiction; Waiver Of Jury Trial.

(a)                                 This Agreement shall be construed, performed and enforced in accordance with, and governed by, the laws of the State of Iowa, without giving effect to the principles of conflicts of laws thereof.  Each of the parties hereto irrevocably elects as the sole judicial forums for the adjudication of any matters regarding this Agreement and the transactions contemplated by this Agreement, and consents to the jurisdictions of, the courts of the County of Polk, State of Iowa or the United States of America for the Southern District of Iowa, and in each case, the appellate courts therefrom.

(b)                                 EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY REGARDING THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION REGARDING THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.13(b).

7.14                       Counterparts.  This Agreement may be executed simultaneously in counterparts, both of which shall be deemed an original, but all counterparts so executed will constitute one and the same agreement.

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IN WITNESS WHEREOF, this Agreement has been duly executed on behalf of each of the parties hereto as of the day and year first above written.

FBL FINANCIAL GROUP, INC.

By:	/s/ James P. Brannen
	Name:	James P. Brannen
	Title:	Chief Financial Officer

IOWA FARM BUREAU FEDERATION

By:	/s/ Dennis J. Presnall
	Name:	Dennis J. Presnall
	Title:	Executive Director, Secretary/Treasurer